APPENDIX A

          CONFORMED COPY


     ================================================================


                                    AGREEMENT AND PLAN OF MERGER

                                               among

                                  ELECTRONIC FAB TECHNOLOGY CORP.,

                                        CURRENT MERGER CORP.

                                                and

                                     CURRENT ELECTRONICS, INC.

                                          January 15, 1997




     =========================================================================
                                         TABLE OF CONTENTS



                                                             Page


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

          RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

          AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

          ARTICLE I        MERGER . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                   1.1     The Merger . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                   1.2     The Closing  . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                   1.3     Effective Time . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                   1.4     Certain Tax Positions  . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                   1.5     Taking of Necessary Action; Further Action
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

          ARTICLE II       SURVIVING CORPORATION  . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                   2.1     Articles of Incorporation  . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                   2.2     Bylaws . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                   2.3     Directors  . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                   2.4     Officers . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

          ARTICLE III      EFFECT OF MERGER ON CAPITAL STOCK OF
     MERGER SUB
          AND TARGET . . . . . . . . . . . . . . . . . . . . .  2
                   3.1     Effect on Capital Stock  . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                   3.2     Exchange of Certificates . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                   3.3     No Further Ownership Rights in Target
     Common
          Stock . . . . . . . . . . . . . . . . . . . . . . . . .  5
                   3.4     Lost, Stolen or Destroyed Certificates . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                   3.5     Stock Subject to Conditions  . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

          ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF TARGET .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                   4.1     Organization, Standing and Power . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                   4.2     Capitalization; Shareholders . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                   4.3     Subsidiaries . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                   4.4     Due Authorization  . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                   4.5     Financial Statements . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                   4.6     Absence of Certain Changes . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                   4.7     Liabilities  . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                   4.8     Litigation . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                   4.9     Restrictions on Business Activities  . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                   4.10    Governmental Authorization . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                   4.11    Contracts and Commitments  . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                   4.12    Title to Property  . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   4.13    Intellectual Property  . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   4.14    Environmental Matters  . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   4.15    Taxes  . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   4.16    Employee Benefit Plans . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   4.17    Employee Matters . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   4.18    Interested Party Transactions  . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   4.19    Insurance  . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   4.20    Compliance With Laws . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   4.21    Major Customers  . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   4.22    Suppliers  . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   4.23    Inventory  . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  15


                   4.24    Product Warranty and Product Liability . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   4.25    Minutes Books  . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   4.26    Brokers' and Finders' Fees . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   4.27    Section 60.835 of OBCA Not Applicable  . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   4.28    Proxy Statement  . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                   4.29    Regulation D Offering  . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   4.30    Disclosure . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

          ARTICLE V        REPRESENTATIONS AND WARRANTIES OF PARENT
     AND
          MERGER SUB  . . . . . . . . . . . . . . . . . . . . . .  17
                   5.1     Organization, Standing and Power . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   5.2     Capitalization . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   5.3     Due Authorization  . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                   5.4     SEC Documents; Financial Statements  . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   5.5     Absence of Certain Changes . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                   5.6     Compliance with Laws . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   5.7     Board Approval . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   5.8     Brokers' and Finders' Fees . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

          ARTICLE VI       CONDUCT PRIOR TO EFFECTIVE TIME  . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   6.1     Conduct of Business of Target  . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   6.2     No Solicitation; Acquisition Proposals . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                   6.3     Notice of Breach . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

          ARTICLE VII      ADDITIONAL COVENANTS . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                   7.1     Proxy Statement  . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                   7.2     Meetings of Shareholders . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                   7.3     Access to Information  . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                   7.4     Confidentiality  . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   7.5     Publicity  . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   7.6     Filings; Cooperation . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   7.7     Employment Matters . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   7.8     Director Nominees  . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   7.9     Further Assurances . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                   7.10    Certain Tax Matters  . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

          ARTICLE VIII     CONDITIONS PRECEDENT . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                   8.1     Conditions to Obligations of Each Party to
          Effect the Merger . . . . . . . . . . . . . . . . . . . .
     23
                   8.2     Additional Conditions to Obligations of
     Target
          to Effect the Merger  . . . . . . . . . . . . . . . .  23
                   8.3     Additional Conditions to the Obligations
     of
          Parent and Merger Sub to Effect the Merger . . . . . . .
     24

          ARTICLE IX       RESTRICTIONS ON TRANSFER . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                   9.1     Legends  . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                   9.2     Notice of Proposed Dispositions  . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

          ARTICLE X        TERMINATION, AMENDMENT AND WAIVER  . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                   10.1    Termination  . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                   10.2    Effect of Termination  . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                   10.3    Amendment  . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                   10.4    Extension; Waiver  . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

          ARTICLE XI       GENERAL PROVISIONS . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                   11.1    Survival of Representations and Warranties
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


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                   11.2    Notices  . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                   11.3    Interpretation . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                   11.4    Counterparts . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                   11.5    Entire Agreement; Nonassignability;
     Parties in
          Interest  . . . . . . . . . . . . . . . . . . . . . .  28
                   11.6    Severability . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                   11.7    Remedies Cumulative; No Waiver . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   11.8    Governing Law  . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   11.9    Rules of Construction  . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   11.10   Expenses.    . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   11.11   Attorneys Fees . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

          EXHIBITS

          Exhibit 7.7A              Consulting Agreement
          Exhibit 7.7B              Employment Agreement
          Exhibit 8.2(c)            Opinion of Counsel to Parent
          Exhibit 8.2(e)            Registration Rights Agreement
          Exhibit 8.3(c)            Opinion of Counsel to Target and
          Shareholders of CEWI
          Exhibit 8.3(g)            Indemnification Agreement
          Exhibit 8.3(h)            Tax Letter

          SCHEDULES

          Schedule 3.1(b)-1
          Schedule 3.1(b)-2
          Schedule 8.2(f)
          Target Disclosure Schedule
          Parent Disclosure Schedule

                                       INDEX OF DEFINED TERMS



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

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          1994 Audit Fees . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          AA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Adjusted Debt Amount  . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Agreement . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Annual Financial Statements . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          business combination  . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          Cash Amount . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          CEWI  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Certificates  . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          Closing . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Closing Date  . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Code  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Combined Equity . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Confidential Information  . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          Designees . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          Dissenting Shares . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          Effective Time  . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Environmental Law . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          environment . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Governmental Entity . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Hewitson Consulting Agreements  . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          Holder  . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          Indemnification Agreement . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          Intellectual Property . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Interim Target Financial Statements . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          Inventory . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          include . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          includes  . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          including . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          knowledge . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          Material Adverse Effect . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          Materials of Environmental Concern  . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Merger Consideration  . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          multiemployer plan  . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          material  . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          made available  . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          Merger Sub Common Stock . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          no action . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          NASD  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          OBCA  . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


          Parent  . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          Parent Balance Sheet Date . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Parent Common Stock . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          Parent Disclosure Schedule  . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Parent Financial Statements . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Parent SEC Documents  . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          Parent Shareholders Meeting . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          Parent Stock Option Plans . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          Per Share Cash Amount . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Proprietary Information . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          Proxy Statement . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          Purchase Agreement  . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          prohibited transaction  . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          release . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          reportable event  . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          Registration Rights Agreement . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
          Restricted Securities . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          SECURITIES ACT  . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
          Shareholders  . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
          Stock Amount  . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Stock Price Amount  . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Surviving Corporation . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          Target  . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
          Target Authorizations . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          Target Common Stock . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
          Target Disclosure Schedule  . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
          Target Employee Plans . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Tax authority . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Tax Return  . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          Taxable . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          Team Bonuses  . . . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
          Third Party Intellectual Property Rights  . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          Voting Agreement  . . . . . . . . . . . . . . . . . . . . .
     . .
          . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                    AGREEMENT AND PLAN OF MERGER


                   THIS AGREEMENT AND PLAN OF MERGER (this
     "Agreement"),
          dated as of
          January 15, 1997, is among ELECTRONIC FAB TECHNOLOGY CORP., a
          Colorado
          corporation ("Parent"), CURRENT MERGER CORP., an Oregon corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and
     CURRENT
          ELECTRONICS,
          INC., an Oregon corporation ("Target").


                                              RECITALS

                   A.      The Boards of Directors of Parent and
     Target
          have determined
          that a business combination between Parent and Target is in the best interests
          of their respective companies and shareholders, and accordingly have approved
          this Agreement and the merger provided for herein whereupon Target shall merge with and into Merger Sub upon the terms, and subject to the conditions, set forth herein. In addition, each shareholder of Target has approved this
          Agreement and the merger provided for herein.

                   B.      The merger is intended to qualify, for
     federal
          income tax
          purposes, as a tax-free reorganization within the meaning of
          Section 368(a) of
          the Internal Revenue Code of 1986, as amended (the "Code").

                   C.      Parent, Merger Sub and Target desire to
     make
          certain
          representations, warranties and agreements in connection with the merger.


                                             AGREEMENT

                   NOW, THEREFORE, in consideration of the foregoing, and
          of the
          representations, warranties, covenants and agreements contained herein, the
          parties hereto agree as follows:


                                             ARTICLE I

                                               MERGER

                   1.1     The Merger.  Subject to the terms and
          conditions of this
          Agreement, at the Effective Time (as defined in Section
     1.3),
          Target shall be
          merged with and into Merger Sub in accordance herewith and the separate
          corporate existence of Target shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger and, therefore,
          is sometimes
          hereinafter referred to as "Surviving Corporation."  The
     Merger
          shall have the
          effects specified in Section 60.497 of the Oregon Business Corporation Act (the
          "OBCA").

                   1.2     The Closing.  Subject to the terms and
          conditions of this
          Agreement, the closing of the Merger (the "Closing") shall take place (a) at
          the offices of Holme Roberts & Owen LLP, 1700 Lincoln
     Street,
          Suite 4100,
          Denver, Colorado 80203, at 10:00 a.m., local time, within three business days
          following the day on which the conditions set forth in Article
          VIII shall be
          fulfilled or waived in accordance herewith or (b) at such other time, date or
          place as Parent and Target agree. The date on which the Closing occurs is
          hereinafter referred to as the "Closing Date."

                   1.3 Effective Time. If all the conditions to the
          Merger set forth
          in Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in
          Article X, the
          parties hereto shall cause Articles of Merger meeting the requirements of
          Section 60.494 of the OBCA to be properly executed and duly filed in accordance with the OBCA on the Closing Date. The Merger shall become effective at the time when the Articles of Merger are so filed or at such later
          time that the
          parties hereto agree and is designated in such Articles of Merger (the
          "Effective Time").

                   1.4 Certain Tax Positions. The parties hereto intend the Merger to qualify, and will take the position for tax purposes that the
          Merger
          qualifies, as a non-taxable reorganization under Sections 368(a)(1)(A) and
          (a)(2)(D) of the Code. Neither party hereto nor any affiliate thereof will
          take any action that would cause the Merger not to qualify as a reorganization
          under those sections.

                   1.5     Taking of Necessary Action; Further
     Action.
          If, at any time
          after the Effective Time, any further action is necessary or desirable to carry
          out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights,
          privileges, powers
          and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action consistent with this Agreement.


                                             ARTICLE II

                                       SURVIVING CORPORATION

                   2.1 Articles of Incorporation. The Articles of
          Incorporation of
          Merger Sub in effect immediately prior to the Effective
     Time
          shall be the
          Articles of Incorporation of Surviving Corporation until duly amended in
          accordance with applicable law, except that Article I of the
          Articles of
          Incorporation of Surviving Corporation shall be amended to read as follows:
          "The name of the corporation is 'Current Electronics, Inc.'"

                   2.2     Bylaws.  The Bylaws of Merger Sub in
     effect
          immediately prior
          to the Effective Time shall be the Bylaws of Surviving
          Corporation until duly
          amended in accordance with applicable law.

                   2.3 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of Surviving
          Corporation until their
          respective successors are duly elected or appointed and qualified.

                   2.4     Officers.  The officers of Merger Sub
          immediately prior to the
          Effective Time shall be the officers of Surviving
     Corporation
          until their
          respective successors are duly elected or appointed and qualified.


                                            ARTICLE III

                                 EFFECT OF MERGER ON CAPITAL STOCK
                                      OF MERGER SUB AND TARGET

                   3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger
     Sub,
          Target or the
          holders of any of the following securities all of the following shall occur:

                           (a)      Cancellation of Target Common
     Stock
          Owned by Parent
          or Target. All shares of Common Stock, $.01 par value, of Target ("Target
          Common Stock") that are owned by Target, and all shares of Target Common Stock owned by Parent, Merger Sub or any other subsidiary of
     Parent
          immediately prior
          to the Effective Time shall be canceled.

                           (b)      Conversion of Target Common
     Stock.

                                    (i)     Each issued and
     outstanding
          share of Target
          Common Stock (other than Dissenting Shares (as defined in
          Section 3.1(f)) shall
          be converted into the right to receive cash or cash and shares of Common Stock,
          $.01 par value, of Parent ("Parent Common Stock") in accordance with this
          Section 3.1(b).  The consideration to be received by the
     holders
          of Target
          Common Stock pursuant to the Merger is hereinafter referred to as the "Merger
          Consideration." The aggregate Merger Consideration to be received by all shares of Target Common Stock (assuming there are no
     Dissenting
          Shares) shall
          be equal to $3,370,000, adjusted as provided in

          Section 3.1(c)(as so adjusted, the "Cash Amount"), and the Stock
          Amount (as
          defined in Section 3.1(b)(ii)).  Subject to Section 3.1(c),
     (A)
          each
          shareholder of Target Common Stock listed on Schedule
     3.1(b)-1
          shall be
          entitled to receive with respect to the shares of Target
     Common
          Stock held by
          it an amount of cash equal to the Per Share Cash Amount (as defined in Section
          3.1(b)(ii)) times the number of shares of Target Common
     Stock so
          held, and (B)
          each shareholder of Target Common Stock listed on Schedule 3.1(b)-2 shall be entitled to receive with respect to the shares of Target
     Common
          Stock held by
          the him the portion of the Cash Amount not to be received by the shareholders
          of Target Common Stock pursuant to clause (A) and the Stock Amount, such cash and shares of Parent Common Stock included in the Stock
     Amount
          to be allocated
          among such shareholders pro rata in accordance with the number of shares of
          Target Common Stock so held.

                                    (ii)    The "Per Share Cash
     Amount"
          shall be equal to
          the sum of the Cash Amount and the Stock Price Amount (as defined in this
          Section 3.1(b)(ii)) divided by 30,000 (adjusted to reflect fully the effect of
          any stock split, reverse stock split, stock dividend
     (including
          any dividend or
          distribution of securities convertible into target Common Stock), subdivision, reclassification, combination, exchange, reorganization, recapitalization or other similar transaction with respect to Target Common
     Stock
          occurring after
          the date hereof and prior to the date of determination).
     The
          "Stock Price
          Amount" shall be equal to the last closing sale price of Parent
          Common Stock on
          the Nasdaq National Market on the trading day immediately preceding the Closing
          Date times the Stock Amount. The "Stock Amount" shall be 1,980,000 shares of
          Parent Common Stock (adjusted to reflect fully the effect of any stock split,
          reverse stock split, stock dividend (including any dividend or distribution of
          securities convertible into Parent Common Stock or Target
     Common
          Stock),
          subdivision, reclassification, combination, exchange, reorganization, recapitalization or other similar transaction with respect to
          Parent Common
          Stock or Target Common Stock occurring after the date hereof and prior to date
          of determination).

                           (c)      Adjustments to Merger
     Consideration.

                                    (i)     The Cash Amount will be
          $3,370,000 (A)
          increased by the amount by which the interest bearing indebtedness for borrowed money of Target ("Debt") as of the Effective Time is less
     than
          the Adjusted
          Debt Amount (as defined in this Section 3.1(c)(i)), (B)
     reduced
          by the amount
          by which Debt as of the Effective Time exceeds the Adjusted
     Debt
          Amount and (C)
          if the total combined stockholders' equity of Target and
     Current
          Electronics
          (Washington), Inc., a Washington corporation ("CEWI"), as
     of the
          Effective Time
          ("Combined Equity") is less than $4.0 million, reduced or increased, as the case may be, by the amount by which the total shareholders' equity of Target as of the Effective Time ("Equity") is less or more than $3,715,000. For purposes of the foregoing calculation, (x) "Adjusted Debt Amount"
     shall
          be $2.0 million,
          increased by the amount of any bonuses (not to exceed
     $180,000)
          paid to
          Target's leadership team pursuant to Section 6.1(b)(vi) hereof
          (the "Team
          Bonuses") and by the amount of any additional Debt outstanding as of the
          Effective Time that has been authorized by Parent under Section
          3(c)(ii), (y)
          Equity and Combined Equity shall be determined without deduction for (i) the
          amount of any Team Bonuses, (ii) the fees and expenses of the accountants of
          conducting the audit of the 1994 fiscal year of Target and CEWI requested by
          Parent (the "1994 Audit Fees"), (iii) any writedown or writeoff of leasehold
          improvements of Target's Newberg, Oregon facility or any reserves relating to any move from such facility of Target's operations that is contemplated by
          Parent, or (iv) such other reserves, writedowns or adjustments as may be
          approved in writing by Parent, and (z) Equity and Combined Equity shall be reduced (regardless of when paid or accrued) by (i) the amount
          of any legal and
          accounting fees and expenses incurred by CEWI or Target, as the case may be,
          with their present counsel and accountants that relate to the transactions
          contemplated by this Agreement and the Purchase Agreement
     (as
          defined in
          Section 8.1(d)) and any other similar expenses that relate to the
          representation of the interests of the present shareholders of
          CEWI or Target
          with respect to such transactions (other than the 1994
     Audit
          Fees), and (ii)
          the amount of any fees and expenses incurred to Pacific
     Crest
          Securities, Inc.
          as contemplated by the letter agreement identified in Section
          4.26 of this
          Agreement. Any Debt owed by CEWI to Target, and any Debt owed by Target to
          CEWI, shall be ignored in determining the Adjusted Debt
     Amount
          and the amount
          of Debt outstanding.  For the avoidance of doubt, the term
     Debt
          shall not
          include the then outstanding balances of two accounts payable owed by CEWI to
          Allied Signal in the approximate amounts of $676,000 and $180,000 as of
          December 31, 1996.  The amount of Debt outstanding, the
     Adjusted
          Debt Amount
          and the amount of Equity as of the Effective Time shall be determined as provided in Section 3(c)(iv).

                                    (ii)    Target may request that
     Parent
          consent to an
          increase in the Adjusted Debt Amount to permit borrowings by
          Target to fund
          actual or expected increased sales volumes and related working capital and
          capital equipment requirements. Such request may be made by giving written
          notice to Parent, accompanied by appropriate information supporting such request. Parent shall respond to any such request promptly, and
          shall not
          unreasonably withhold its consent where such borrowings would be necessary to
          fund working capital and capital equipment requirements prudently required in connection with increases in product sales by Target.

                                    (iii)   Target shall prepare and
          submit to Parent,
          not later than five days prior to the Closing Date, a written estimate of the
          Cash Amount as of the Closing Date. The estimate shall be based upon the books
          and records of Target and shall be accompanied by (A) a statement setting forth in reasonable detail the calculation of the estimate and
     (B) a
          certificate
          signed by Target confirming that the estimate was calculated in accordance with
          this Article I. Target shall also deliver to Parent such other information as
          may be reasonably requested by Parent to verify the estimate of the Cash Amount
          provided. The amount paid at the Closing based upon the Cash
          Amount under
          Section 3.1(b) shall be equal to the estimate provided by Target, absent reasonable objection by Parent, in which event the amount paid
          at the Closing
          shall be equal to such reasonable amount as may be specified by
          Parent.  Within
          30 days after the Closing Date, Parent shall deliver to the Representative (as defined in the Indemnification Agreement to be delivered pursuant to Section
          8.3(g)) a statement calculating the Cash Amount as of the Closing Date in accordance with this Section 3.1. Such calculation shall be
          made in accordance
          with generally accepted accounting principles consistently applied, except as otherwise specified herein. Parent's statement and report shall
          be final and
          binding on the parties unless the Representative delivers a notice to Parent disputing any matter including in such statement and stating the
          Representative's position with respect to the disputed matter.
          If the
          Representative delivers such notice and the parties are unable to resolve all
          disputed matters within 30 additional days, Parent or the Representative may elect to submit the disputed matter to Arthur Andersen &
     Co.,
          independent
          certified public accountants ("AA"), for determination.
     The
          determination of
          all disputed matters pursuant to the preceding sentence shall be final and
          binding on the parties and the fees and expenses of AA shall be borne by Parent
          and the shareholders of Target receiving shares of Parent
     Common
          Stock in the
          Merger (the "Shareholders") in proportion to the amount by which the
          determination of all matters varies from the positions of Parent and the
          Shareholders on all matters. Promptly following the determination of matters by AA, Parent shall pay to the Shareholders or the
     Shareholders
          shall pay to
          Parent, as appropriate, the amount, if any, determined to have been overpaid or
          underpaid at the Closing.

                           (d)      Fractional Shares.  No fraction
     of a
          share of Parent
          Common Stock will be issued, but in lieu thereof each holder of shares of
          Target Common Stock who would otherwise be entitled to a fraction of a share of
          Parent Common Stock (after aggregating all fractional shares of
          Parent Common
          Stock to be received by such holder) shall receive from Parent an additional
          share of Parent Common Stock.

                           (e)      Capital Stock of Merger Sub.
     Each
          issued and
          outstanding share of Common Stock, $.01 par value, of Merger Sub
          ("Merger Sub
          Common Stock") shall be unaffected by the Merger and shall remain issued and outstanding.

                           (f)      Dissenting Shares.  All issued
     and
          outstanding shares
          of Target Common Stock of any holder who has properly
     exercised
          his dissenters'
          rights with respect thereto in accordance with Sections
     60.551
          et sec. of the
          OBCA and who, as of the Effective Time, has not effectively withdrawn or lost such rights (the "Dissenting Shares") will not be converted into
          the right to
          receive the Merger Consideration pursuant to Section 3.1(b) or any other amount
          otherwise payable to such holder hereunder, and the holder thereof will have such rights as are granted by the OBCA only. If, after the Effective Time, any such holder effectively withdraws or loses such rights, the holder's Dissenting
          Shares thereupon will be treated as if they had been converted, at the
          Effective Time, into the right to receive the Merger Consideration and any other amount otherwise payable to such holder hereunder, without
          interest
          thereon. Target will give Parent prompt notice of any payment demand received
          by Target for any shares of Target Common Stock, any withdrawal of such demands
          and any other document or instrument received by Target in connection therewith. Parent will have the right to participate in all
          negotiations
          and proceedings with respect to any such demand and Target will not, except
          with the prior written consent of Parent, make any payment with respect to, or
          settle or offer to settle, any such demand.

                   3.2     Exchange of Certificates.

                           (a)      Exchange; Payment.  At the
     Closing and
          against
          surrender to Parent by any holder of record of a certificate or certificates
          that prior to the Effective Time represented shares of Target
          Common Stock (the
          "Certificates"), Parent shall cause to be paid or delivered to the holder of
          record of such Certificates, without interest thereon, the Merger Consideration to be received by such holder as specified in Section 3.1. Notwithstanding anything in the foregoing to the contrary, Certificates may be
          surrendered
          after the Closing, but until so surrendered, Parent shall not cause to be paid
          or delivered to the holder of record of such Certificates the shares or cash
          amounts referred to in the previous sentence and each outstanding Certificate that prior to the Effective Time represented shares of
     Target
          Common Stock will
          be deemed from and after the Effective Time, for all corporate purposes, other
          than the payment of dividends, to evidence the right to receive the Merger
          Consideration, the right to receive an additional share of Parent Common Stock in lieu of the issuance of any fractional shares in accordance
          with Section
          3.1(d) and the right to receive unpaid dividends and distributions, if any, that such holder has the right to receive in respect of such
          Parent Common
          Stock, after giving effect to any required withholding tax, in each case
          without interest thereon. The shares represented by the Certificates surrendered to Parent shall forthwith be canceled. The risk of
          loss and title
          to the Certificates shall pass only upon receipt by Parent of the Certificates.

                           (b)      Distributions with respect to
          Unexchanged Shares.  No
          dividends or other distributions with respect to Parent
     Common
          Stock with a
          record date after the Effective Time will be paid to the holder of any
          Certificate until such Certificate is surrendered for exchange as provided
          herein. Subject to applicable law, following surrender of any such
          Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor,
          without
          interest, at the time of such surrender, the amount of dividends or other
          distributions with a record date after the Effective Time theretofore payable
          (but for the provisions of this Section 3.2(b)) with respect to such shares of
          Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon.

                           (c)      Transfers.  At or after the
     Effective
          Time, there
          shall be no transfers on the stock transfer books of Target of
          the shares of
          Target Common Stock that were outstanding immediately prior to
          the Effective
          Time. If, at or after the Effective Time, Certificates are presented to the
          Surviving Corporation, they shall be canceled and exchanged for
          certificates of
          shares of Parent Common Stock deliverable in respect
     thereof
          pursuant to this
          Agreement in accordance with the procedures set forth in
     this
          Article III.
          Certificates surrendered for exchange by any person shall
     not be
          exchanged
          until Parent has received confirmation of the continued
     accuracy
          of the
          Investor Questionnaire and the Investor Letter,
     Indemnification
          Agreement and
          Registration Rights Agreement (each as defined in Section
     8.3)
          from such
          person.

                           (d)      No Liability.  Notwithstanding
          anything to the
          contrary in this Section 3.2, neither the Surviving
     Corporation
          nor any party
          hereto shall be liable to any person for any amount properly paid to a public
          official pursuant to any applicable abandoned property, escheat or similar law.

                   3.3     No Further Ownership Rights in Target
     Common
          Stock.  All
          shares of Parent Common Stock issued upon surrender for exchange of shares of
          Target Common Stock in accordance with the terms hereof (including any additional share of Parent Common Stock issued in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all
          rights
          pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of Surviving Corporation of shares of
          Target Common Stock which were outstanding immediately prior to the Effective
          Time. If, after the Effective Time, Certificates are presented to Surviving
          Corporation for any reason, they shall be canceled and exchanged as provided in
          this Article III.

                   3.4     Lost, Stolen or Destroyed Certificates.
     If any
          Certificate is
          lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such
          lost, stolen or destroyed Certificate, upon the making of an affidavit of that
          fact by the holder thereof, such shares of Parent Common
     Stock
          (and cash in
          lieu of fractional shares) as may be required pursuant to
          Section 3.1, except
          that Parent may, in its discretion and as a condition precedent to the issuance
          thereof, require the owner of such lost, stolen or destroyed
          Certificates to
          deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Surviving
     Corporation or
          the Exchange
          Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                   3.5 Stock Subject to Conditions. All shares of
          Parent Common
          Stock that are received in the Merger in exchange for shares of
          Target Common
          Stock, which, under agreements with Target, are unvested and which, by their
          terms, do not terminate due to the Merger will also be unvested, and the
          certificates evidencing such shares will be marked with appropriate legends.


                                             ARTICLE IV

                              REPRESENTATIONS AND WARRANTIES OF
     TARGET

                   Except as disclosed in a document of even date herewith
          and delivered
          by Target to Parent prior to the execution and delivery of this
          Agreement and
          referring to the representations and warranties in this Agreement (the "Target
          Disclosure Schedule"), Target represents and warrants to Parent and Merger Sub
          as follows:

                   4.1 Organization, Standing and Power. Target is a
          corporation
          duly organized and validly existing under the laws of the State of Oregon, has
          the full corporate power to own its properties and to carry on its business as
          now being conducted and as proposed to be conducted and is duly qualified to do
          business and is in good standing in each jurisdiction in which the failure to
          be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 11.3) on Target. Target has delivered to
          Parent a true and
          correct copy of its Articles of Incorporation and Bylaws, each as amended to
          date. Target is not in violation of any of the provisions of its Articles of
          Incorporation or Bylaws or equivalent organizational documents.

                   4.2     Capitalization; Shareholders.

                           (a)      The authorized capital stock of
     Target
          consists of
          2,000,000 shares of Target Common Stock and 1,000,000 shares of
          Preferred
          Stock, $.01 par value, of which there are issued and outstanding
          30,000 shares
          of Target Common Stock and no shares of Preferred Stock.
     There
          are no other
          outstanding shares of capital stock or other securities of Target and no outstanding subscriptions, options, warrants, puts, calls, purchase or sale rights, exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other
          securities of
          Target, or otherwise obligating Target to issue, transfer, sell, purchase,
          redeem or otherwise acquire such stock or securities. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free and clear of any mortgage, pledge,
          lien,
          encumbrance, charge or other security interest (a "Lien"), except Liens created by or imposed upon the holders thereof, and are not subject to
          preemptive
          rights or rights of first refusal created by statute, the Articles of
          Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. There are no contracts, commitments or
          agreements
          relating to voting, purchase or sale of Target's capital stock
          (i) between or
          among Target and any of its shareholders and (ii) to the Target's knowledge, between or among any of Target's shareholders, except for the
          shareholders
          named in Schedule 4.2 of the Target Disclosure Schedule.

                           (b)      Schedule 4.2 of the Target
     Disclosure
          Schedule sets
          forth a true and complete list of the names of all the record holders of Target
          Common Stock, together with the number of shares of Target Common Stock held by each such holder. Except as set forth in Schedule 4.2 of the
          Target Disclosure
          Schedule, each holder so listed that is an individual is a competent adult or nonprofit corporation and is the record and the beneficial owner
          of all shares
          or other equity securities so listed in his or her name, with the sole right to
          vote, dispose of, and receive
          dividends or distributions with respect to such shares.
     Except
          as set forth in
          Schedule 4.2 of the Target Disclosure Schedule, each holder so listed that is
          an entity is the record and the beneficial owner of all shares or other equity
          securities so listed in its name, has the sole right to vote, dispose of, and
          receive dividends or distributions with respect to such shares, has the full
          power and authority, and has or will be fully empowered and authorized as of the Effective Time, to consummate the matters contemplated to be
          consummated by
          such holder herein.

                   4.3 Subsidiaries. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible
     or
          exchangeable or
          exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                   4.4     Due Authorization.

                           (a)      Target has the full corporate
     power
          and authority to
          enter into this Agreement and to consummate the transactions contemplated
          hereby. The execution and delivery of this Agreement and the consummation of
          the transactions contemplated hereby have been duly authorized by all necessary
          corporate action on the part of Target, subject only to the approval of the
          Merger by Target's shareholders as contemplated by Section
     7.2.
          This Agreement
          has been duly executed and delivered by Target and constitutes the valid and
          binding obligation of Target enforceable against Target in accordance with its terms. The execution and delivery of this Agreement by
     Target
          do not, and the
          consummation of the transactions contemplated hereby will not,
          (i) conflict
          with or violate any provision of the Articles of Incorporation or Bylaws of
          Target, (ii) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable
          to Target or
          the properties or assets of Target, or (iii) result in any breach or violation of, or constitute a default (with or without notice or lapse of
          time, or both)
          under, or give rise to a right of termination, cancellation or acceleration of,
          or result in the creation of any Lien on any of the properties or assets of
          Target pursuant to or require the consent or approval of any party to any
          mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise applicable to Target or any of its
          properties or
          assets, except, in the case of this clause (iii) only, where such conflict,
          violation, default, termination, cancellation or acceleration would not have
          and could not reasonably be expected to have a Material
     Adverse
          Effect on
          Target or prevent the consummation of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration,
          declaration or
          filing with, any court, administrative agency or commission or other
          governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution
          and delivery of
          this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Articles of Merger as provided in
          Section 1.3 and
          such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on
          Target or prevent the consummation of transactions contemplated hereby.

                           (b)      All holders of Target Common
     Stock
          have approved, by
          written consent or otherwise, this Agreement and the Merger in accordance with
          applicable law, and no other consent or approval of any holder of Target Common
          Stock or other equity securities of Target is required for Target to execute and deliver this Agreement and consummate the transaction contemplated hereby.
          By virtue of such approval, no holder of Target Common
     Stock or
          other equity
          securities of Target has any right to dissent and obtain payment for such
          holder's shares under applicable law.

                   4.5     Financial Statements.  Target has
     heretofore
          delivered to
          Parent true and complete copies of audited balance sheet, and the related
          statements of operations and stockholders' equity and of cash flows at
          September 30, 1996 on a combined basis with CEWI, with separate disclosure of
          the balance sheet and income and retained earnings of Target
          (the "Annual
          Financial Statements"), with an opinion of Target's independent public
          accountants. Target also has heretofore delivered to Parent true copies of the
          unaudited balance sheet of Target at November 30, 1996 and the related
          unaudited statements of income for the two months then ended
          (the "Interim
          Target Financial Statements").  The Annual Financial
     Statements
          and the Interim
          Target Financial Statements were prepared in accordance with generally accepted
          accounting principles applied on a basis consistent throughout the periods
          indicated and consistent with each other (except as indicated in the notes
          thereto and, in the case of the

          Interim Target Financial Statements, that no notes are included)
          and fairly
          present the consolidated financial condition and operating results of Target
          (combined with CEWI to the extent applicable) at the dates and during the
          periods indicated therein, subject, in the case of the Interim
          Target Financial
          Statements, to normal, recurring year-end audit adjustments.

                   4.6 Absence of Certain Changes. Except as specifically permitted by this Agreement or as set forth in Schedule 4.6 of the
     Target
          Disclosure
          Schedule, since September 30, 1996, Target has conducted its business in the
          ordinary course consistent with past practice and there has not occurred:

                           (a)      any change, event or condition
          (whether covered by
          insurance) that has resulted in, or might reasonably be expected to result in,
          a Material Adverse Effect on Target;

                           (b)      any sale, lease or other transfer
     or
          disposition of
          any property or asset of Target, except for the sale of inventory in the ordinary course of business;

                           (c)      any change in accounting methods,
          practices or
          policies (including any change in depreciation or amortization policies or
          rates) by Target or any revaluation by Target of any of its assets, except as described in the notes to the Annual Financial Statements;

                           (d)      any declaration, setting aside,
     or
          payment of any
          dividend or other distribution to Target's shareholders, or any direct or
          indirect redemption, retirement, purchase or other acquisition by Target of any
          of its capital stock or other securities or options, warrants or other rights
          to acquire capital stock;

                           (e)      any entering into, amendment or
          termination of, or
          default under, by Target of any contract to which Target is a party or by which
          it is bound other than in the ordinary course of business and as provided to
          Parent;

                           (f)      any damage, destruction or loss
          (whether or not
          covered by insurance) to the properties and assets of Target;

                           (g)      any commitment or transaction
          (including any capital
          expenditure, capital financing or sale of assets) by Target for any amount that
          requires or could require payments in excess of $50,000 with respect to any
          individual contract or a series of related contracts;

                           (h)      any Lien on any asset allowed to
     exist
          by Target;

                           (i)      any cancellation of any debt or
     waiver
          or release of
          any right or claim by Target;

                           (j)      any payment, discharge or
     satisfaction
          of any claim,
          liability or obligation by Target, other than as reflected or reserved against
          in the Annual Financial Statements or the Interim Target Financial Statements or in the ordinary course of business consistent with past practice;

                           (k)      to Target's knowledge, any labor
          dispute, litigation
          or governmental investigation affecting the business or financial condition of
          Target;

                           (l)      any issuance or sale of capital
     stock
          or other
          securities, exchangeable or convertible securities, options, warrants, puts,
          calls or other rights to acquire capital stock or other securities of Target;

                           (m)      any indebtedness for borrowed
     money
          incurred, assumed
          or guaranteed by Target;

                           (n)      any loan or advance (other than
          advances to employees
          in the ordinary course of business for travel and entertainment in accordance
          with past practice) to any person;

                           (o)      any increase in any salary, wage,
          benefit or other
          remuneration payable or to become payable to any current or former officer, director, employee or agent of Target or any bonus or severance
          payment or
          arrangement made to, for or with any officer, director, employee or agent of
          Target or any supplemental retirement plan or other program or special
          remuneration for any officer, director, employee or agent of
          Target, except for
          (i) the Team Bonuses and (ii) normal salary or wage increases relating to
          periodic performance reviews and annual bonuses consistent with past practice
          of Target where such increases or bonuses are not given to Target's shareholders or their relations or members of the leadership
          team of Target or
          CEWI;

                           (p)      any grant of credit to any
     customer on
          terms or in
          amounts more favorable than those which have been extended to such customer in
          the past, any other change in the terms of any credit heretofore extended or
          any other change in the policies or practices of Target with respect to the
          granting of credit;

                           (q)      any delay in the payment of any
     trade
          or other
          payables other than in the ordinary course of business consistent with past practice; or

                           (r)      any agreement, whether in writing
     or
          otherwise, by
          Target to do any of the foregoing.

                   4.7 Liabilities. Except as set forth in the Annual
          Financial
          Statements, the Interim Target Financial Statements,
     Schedule
          4.7 of the Target
          Disclosure Schedule or any other Schedule of the Target Disclosure Schedule and except for liabilities or obligations arising in the ordinary
          course and
          consistent with past practice and those incurred in connection herewith, Target
          does not have any liability or obligation of any nature, whether due or to
          become due, fixed or contingent.

                   4.8     Litigation.  There is no private or
          governmental action, suit,
          proceeding, claim, arbitration or investigation pending before any agency,
          court or tribunal, foreign or domestic, or, to the knowledge of
          Target,
          threatened against Target or any of its assets and properties or any of its
          officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a
     Material
          Adverse Effect
          on Target. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their
          capacities as
          such), that could prevent consummation of the transactions contemplated by this
          Agreement, or that could reasonably be expected to have a Material Adverse
          Effect on Target.

                   4.9     Restrictions on Business Activities.
     There is
          no material
          agreement, judgment, injunction, order or decree binding upon
          Target which has
          or reasonably could be expected to have the effect of prohibiting or materially impairing any current or proposed business practice of
     Target,
          any acquisition
          of property by Target or the conduct of business by Target as currently
          conducted or as proposed to be conducted by Target.

                   4.10 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license,
          permit, grant,
          or other authorization that are necessary for Target to own or lease, operate
          and use its respective assets and properties and to carry on business as
          currently conducted or as proposed to be conducted
     (collectively
          "Target
          Authorizations"), Target has performed and fulfilled its obligations under the
          Target Authorizations, and all the Target Authorizations are in
          full force and
          effect, except where the failure to obtain or have any of such
          Target
          Authorizations could not reasonably be expected to have a Material Adverse
          Effect on Target.

                   4.11 Contracts and Commitments. Except as set forth
          in Schedule
          4.11 of the Target Disclosure Schedule, Target is not a party to any oral or
          written (a)(i) obligation for borrowed money, (ii) obligation evidenced by
          bonds, debentures, notes or other similar instruments,
     (iii)
          obligation to pay
          the deferred purchase price of property or services (other than trade accounts
          arising in the ordinary course of business), (iv) obligation under capital
          leases, (v) debt of others secured by a Lien on its property,
          (vi) guaranty of
          liabilities or obligations of others, (vii) agreement under which Target is obligated to make or expects to receive payments in excess of
          $50,000 or (viii)
          agreement granting any person a Lien on any of its properties or assets (except
          purchase money security interests created in the ordinary course of business
          consistent with past practice); (b)(i) employment agreement or collective bargaining agreement or (ii) agreements that limits the right of
          Target, or any of its employees to compete in any line of business; or (c) agreement which, after giving effect to the transactions contemplated hereby, purports to restrict or bind Parent or any of its subsidiaries,
          other than
          Surviving Corporation, in any respect. True and complete copies of all
          agreements described in Schedule 4.11 of the Target
     Disclosure
          Schedule or any
          other section thereto have been delivered to Parent.
     Target has
          fulfilled, or
          taken all actions necessary to enable it to fulfill when due, its obligations
          under each of such agreements. All parties thereto have complied in all material respects with the provisions thereof and no party is in
          breach or
          violation of, or in default (with or without notice or lapse of time, or both)
          under such agreements. With respect to such agreements, Target has not
          received any notice of termination, cancellation or acceleration or any notice
          of breach, violation or default thereof.

                   4.12    Title to Property.  Except as set forth in
          Schedule 4.12 of
          the Target Disclosure Schedule, Target has good and marketable title to all of
          its respective properties and assets, or in the case of leased properties and
          assets, valid leasehold interests in such properties, free and clear of any
          Lien. The plants, property and equipment of Target that are used in the
          operations of its business are in good operating condition and repair.  All
          plants, property and equipment have been well maintained and conform (to
          Target's knowledge) with all applicable ordinances, regulations and zoning and
          other laws and do not encroach on the property of others.
     There
          is no pending
          or, to Target's knowledge, threatened change in any such ordinance, regulation or zoning or other law, and there is no pending or, to
     Target's
          knowledge,
          threatened condemnation of any such building, machinery or equipment. The properties and assets of Target include all rights, properties,
          interests in
          properties and assets necessary to permit Surviving
     Corporation
          to conduct its
          business as currently conducted or as proposed to be conducted.
          Schedule 4.12
          of the Target Disclosure Schedule identifies each parcel of real property owned
          or leased by Target.

                   4.13    Intellectual Property.

                           (a)      Target owns, or is licensed or
          otherwise possesses
          legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both
          source code and
          object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to
          be used in the
          business of Target as currently conducted or as proposed to be conducted,
          except to the extent that the failure to have such rights has not and could not
          reasonably be expected to have a Material Adverse Effect on Target.

                           (b)      Schedule 4.13 of the Target
     Disclosure
          Schedule lists
          (i) all patents and patent applications and all registered and unregistered
          trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, which Target considers to be material
          to its
          business and included in the Intellectual Property, including the jurisdictions
          in which each such Intellectual Property right has been issued or registered or
          in which any application for such issuance and registration has been filed,
          (ii) all material licenses, sublicenses and other agreements as to which Target
          is a party and pursuant to which any person is authorized to use any
          Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which Target is a party and pursuant to which
          Target is
          authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights"), in each
          case which are
          incorporated in, are, or form a part of any product or service of Target.

                           (c)      To the knowledge of Target, there
     is
          no unauthorized
          use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target, any trade secret material to Target, or any
          Third Party
          Intellectual Property Right, by any third party, including any employee or
          former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of
          any
          Intellectual Property, other than indemnification provisions contained in
          purchase orders arising in the ordinary course of business.

                           (d)      Target is not, and will not be as
     a
          result of the
          execution and delivery of this Agreement or the performance of
          Target's
          obligations under this Agreement be, in breach of any license, sublicense or
          other agreement relating to the Intellectual Property or Third
          Party
          Intellectual Property Rights, the breach of which could have a
          Material Adverse
          Effect on Target.

                           (e)      All patents, registered
     trademarks,
          service marks and
          copyrights held by Target are valid and subsisting.  Target
     (i)
          has not been
          sued in any suit, action or proceeding which involves a claim of infringement
          of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or
     (ii) has
          not brought
          any action, suit or proceeding for infringement of Intellectual
          Property or
          breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of
          the products and
          services of Target does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third
          party.

                           (f)      Target has secured valid written
          assignments from all
          consultants and employees who contributed to the creation or development of
          Intellectual Property of the rights to such contributions that
          Target does not
          already own by operation of law.

                           (g)      Target has taken all reasonable
     and
          appropriate steps
          to protect and preserve the confidentiality of all Intellectual
          Property not
          otherwise protected by patents, or patent applications or copyright
          ("Confidential Information"). All use, disclosure or appropriation of
          Confidential Information owned by Target by or to a third party has been
          pursuant to the terms of a written agreement with such third party.  All use,
          disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement with the owner
          of such
          Confidential Information, or is otherwise lawful.

                   4.14    Environmental Matters.

                           (a)      Target has complied with, and is
     in
          compliance with,
          all Environmental Laws (as defined in this Section 4.14(a)) applicable to its business, properties and assets. Target has, and Target has
          provided to Parent
          true and complete copies of, all permits, approvals, registrations, licenses and other authorizations required by any Governmental
     Entity
          pursuant to any
          Environmental Law applicable to its business, properties and assets, the
          absence of which would have a Material Adverse Effect on Target.
          There is no
          pending or, to Target's knowledge, threatened civil or criminal litigation,
          written notice of violation, formal administrative proceeding,
          or
          investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law to which Target is a party or,
          to Target's
          knowledge, threatened to be made a party. For purposes of this
          Agreement,
          "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of
          industrial,
          toxic or hazardous substances or solid or hazardous waste;
     (ii)
          air, water and
          noise pollution; (iii) groundwater and solid contamination;
     (iv)
          the release or
          threatened release into the environment of industrial, toxic or hazardous
          substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of
          pollutants,
          contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered
     and
          threatened
          species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded
          barrels,
          containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used herein,
          the terms
          "release" and "environment" have the meanings set forth in the federal
          Comprehensive Environmental Compensation, Liability and
     Response
          Act of 1980
          ("CERCLA").

                           (b)      There have been no releases of
     any
          Materials of
          Environmental Concern (as defined in this Section 4.14(b)) into the environment
          at any parcel of real property or any facility presently or formerly owned by
          Target or by Target at any parcel of real property or any facility presently or formerly leased, operated or controlled by Target. With respect to any such releases of Materials of
          Environmental Concern, Target has given all required notices to government
          authorities, copies of which have been provided to Parent. Target is not aware of any releases of Materials of Environmental Concern at parcels
          of real
          property or facilities other than those presently or formerly owned, leased,
          operated or controlled by Target that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by Target. For purposes of this Agreement, "Materials of Environmental
          Concern" means any chemicals, pollutants or contaminants, hazardous substances
          (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Federal Resources
     Conservation
          and Recovery
          Act), toxic materials, oil or petroleum and petroleum products.

                           (c)      Set forth in Schedule 4.14 of the
          Target Disclosure
          Schedule is a list of all environmental reports, investigations and audits in
          the possession of Target with respect to the operations of, or real property
          leased by Target (whether conducted by or on behalf of Target or a third party
          and whether done at the initiative of Target or directed by a
          Governmental
          Entity or other third party). True and complete copies of each such report, or
          the results of each such investigation or audit, have been provided to Parent.

                           (d)      Target is not aware of any
     material
          environmental
          liability arising out of the utilization by Target of any solid and hazardous
          waste transporter or treatment, storage and disposal facility.

                   4.15    Taxes.  Target, and any consolidated,
     combined,
          unitary or
          aggregate group for Tax (as defined in this Section 4.15) purposes of which
          Target is or has been a member have timely filed all Tax
     Returns
          (as defined in
          this Section 4.15) required to be filed by it taking into account extensions of due dates, have paid all Taxes shown thereon to be due and has
          provided
          adequate accruals in accordance with generally accepted accounting principles in its financial statements for any Taxes that have not been
          paid, whether
          shown as being due on any Tax returns. Target has withheld and paid over all
          Taxes required to have been withheld and paid over (including any estimated
          taxes), and has complied with all information reporting and backup withholding requirements, including maintenance of required records with
          respect thereto,
          in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Target does not have any liability under
          Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign
          law by reason of having been a member of any consolidated, combined or unitary group. Target does not have any liability under Treasury Regulation Section
          1.1502-6 or any analogous state, local or foreign law by reason of having been
          a member of any consolidated, combined or unitary group.
     Except
          as disclosed
          in Schedule 4.15 of the Target Disclosure Schedule, (a) no material claim for
          Taxes has become a Lien against the property of Target or is being asserted
          against Target other than Liens for Taxes not yet due and payable, (b) no audit of any Tax Return of Target is being conducted by a Tax authority, (c) no Tax authority is now asserting, or to the knowledge of Target, threatening to assert against Target any deficiency or claim for additional
          Taxes, and there
          are no requests for information from a Tax authority currently outstanding that
          could affect the Taxes of Target, (d) no extension of the statute of limitations on the assessment of any Taxes has been granted by
          Target and is
          currently in effect, (e) Target has not entered into any compensatory agreements with respect to the performance of services which
          payment thereunder
          would result in a nondeductible expense pursuant to Sections
          162(m) or 280G of
          the Code, (f) no action has been taken that would have the effect of deferring any liability for Taxes for Target from any period prior to the
          Effective Date
          to any period after the Effective Date, (g) Target has never been included in
          an affiliated group of corporations, within the meaning of
          Section 1504 of the
          Code, (h) Target is not (nor has it ever been) a party to any
          Tax sharing
          agreement, (i) no consent under Section 341(f) of the Code has been filed with
          respect to Target, (j) Target has not disposed of any property that has been
          accounted for under the installment method, (k) Target is not a party to any
          interest rate swap, currency swap or similar transaction,
     (l)
          Target is not a
          United States real property holding corporation within the meaning of Section
          897(c)(2) of the Code, (m) Target is not subject to any joint venture,
          partnership or other arrangement or contract that is treated as a partnership
          for federal income tax purposes, (n) Target has not made any of the foregoing
          elections and is not required to apply any of the foregoing rules under any comparable state or local income tax provisions, and (o)
     the
          transactions
          contemplated herein are not subject to the tax withholding provisions of
          Section 3406 of the Code, or of Subchapter A of Chapter 3 of the
          Code, or of
          any other provision of law. Target will not be required to include any material adjustment in Taxable income for any Tax period
     (or
          portion thereof)
          ending after
          the Effective Time attributable to adjustments made prior to the
          Merger
          pursuant to Section 481 or 263A of the Code or any comparable provision of any
          state or foreign Tax law. Schedule 4.15 of the Target Disclosure Schedule contains accurate and complete information with respect to:
     (w)
          all material
          tax elections in effect with respect to Target, (x) the current tax basis of
          the assets of Target, (y) the current and accumulated earnings and profits of
          Target, and (z) the tax credit carry overs of Target. As used herein, "Tax"
          (and, with correlative meaning, "Taxes" and "Taxable") means (i)
          any net
          income, alternative or add-on minimum tax, gross income, gross receipts, sales,
          use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, business and occupations,
          occupation,
          premium, property, environmental or windfall profit tax, custom, duty, or other
          tax, governmental fee or other like assessment or charge of any kind
          whatsoever, together with any interest or any penalty, addition to tax or
          additional amount imposed by any Governmental Entity (a
     "Tax
          authority")
          responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described
          in clause (i) as
          a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the
          payment of any
          amounts of the type described in clause (i) or (ii) as a result of any express
          or implied obligation to indemnify any other person. As used herein, "Tax
          Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding
     Tax
          returns and
          reports and information reports and returns required to be filed with respect
          to Taxes. Target is in full compliance with all terms and conditions of any
          Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse
          effect on the
          continued validity and effectiveness of such Tax exemptions or other
          Tax-sharing agreement or order.

                   4.16    Employee Benefit Plans.

                           (a)      Schedule 4.16 of the Target
     Disclosure
          Schedule
          lists, with respect to Target, and any trade or business (whether or not incorporated) which is treated as a single employer with
     Target
          (an "ERISA
          Affiliate") within the meaning of Section 414(b), (c), (m) or
          (o) of the Code,
          (i) all material employee benefit plans (as defined in Section
          3(3) of the
          Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii)
          each loan to a non-officer employee in excess of $50,000, loans to officers and
          directors and any stock option, stock purchase, phantom stock, stock
          appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria
          benefit (Code
          Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not
          generally apply to
          all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as
          to which
          unsatisfied obligations of greater than $50,000 remain for the benefit of, or
          relating to, any present or former employee, consultant or director
          (collectively, the "Target Employee Plans").

                           (b)      Target has furnished to Parent a
     copy
          of each of the
          Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan
          descriptions
          and other authorizing documents, and, to the extent still in its possession,
          any material employee communications relating thereto) and has, with respect to
          each Target Employee Plan which is subject to ERISA reporting requirements,
          provided copies of the Form 5500, including all schedules attached thereto and actuarial reports, if any, filed for the last three Plan years.
          Any Target
          Employee Plan intended to be qualified under Sections
     401(a) or
          501(c)(9) of
          the Code has either obtained from the Internal Revenue
     Service a
          favorable
          determination letter as to its qualified status under the Tax
          Reform Act of
          1986 and subsequent legislation, or has applied to the Internal
          Revenue Service
          for such a determination letter prior to the expiration of the requisite period
          under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter
          and to make any
          amendments necessary to obtain a favorable determination.
     Target
          has also
          furnished Parent with the most recent Internal Revenue
     Service
          determination
          letter issued with respect to each such Target Employee
     Plan
          (and nothing has
          occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any
          Target Employee
          Plan subject to Code Section 401(a)), and all prohibited transaction exemptions
          (or requests for such exemptions), private letter rulings, opinions, information letters or compliance statements issued with respect
          to any plan
          described in Section 4.16(a) by the Internal Revenue
     Service,
          the Department of
          Labor or the Pension Benefit Guaranty Corporation.

                           (c)      (i) None of the Target Employee
     Plans
          promises or
          provides retiree medical or other retiree welfare benefits to
          any person; (ii)
          there has been no "prohibited transaction," as such term is defined in Section
          406 of ERISA and Section 4975 of the Code, with respect to any
          Target Employee
          Plan, which could reasonably be expected to have, in the aggregate, a Material
          Adverse Effect; (iii)  each Target Employee Plan has been
          administered in
          accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including
     ERISA and
          the Code),
          except as would not have a Material Adverse Effect on
     Target,
          and Target and
          each ERISA Affiliate have performed all obligations
     required to
          be performed by
          them under, are not in any respect in default under or
     violation
          of, and have
          no knowledge of any default or violation by any other party to,
          any of the
          Target Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect on Target; (iv) neither
     Target
          nor any ERISA
          Affiliate is subject to any liability or penalty under
     Sections
          4976 through
          4980 of the Code or Title I of ERISA with respect to any of the
          Target Employee
          Plans which have a Material Adverse Effect on any such
     parties;
          (v) all
          material contributions required to be made by Target or any ERISA Affiliate to any Target Employee Plan have been made on or before its
     due
          dates and a
          reasonable amount has been accrued for contributions to
     each
          Target Employee
          Plan for the current plan years; (vi) with respect to each Target Employee
          Plan, no "reportable event" within the meaning of Section
     4043
          of ERISA
          (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any
          event described
          in Section 4062, 4063 or 4041 of ERISA has occurred; and
     (vii)
          no Target
          Employee Plan is covered by, and neither Target nor any ERISA
          Affiliate has
          incurred or expects to incur any liability under Title IV of
          ERISA or Section
          412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of
     Section
          3(2) of ERISA or
          an employee welfare benefit plan within the meaning of Section
          3(1) of ERISA,
          Target has prepared in good faith and timely filed all requisite governmental
          reports (which were true and correct as of the date filed) and has properly and
          timely filed and distributed or posted all notices and reports to employees
          required to be filed, distributed or posted with respect to each such Target
          Employee Plan except where the failure to timely file, distribute or post such documents would not, in the aggregate, have a Material
     Adverse
          Effect on
          Target. No suit, administrative proceeding, action or other litigation has
          been brought, or to the knowledge of Target, is threatened, against or with respect to any such Target Employee Plan, including any audit or
          inquiry by the
          Internal Revenue Service or United States Department of
     Labor.
          Neither Target
          nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
          Section 3(37) of ERISA.

                           (d)      With respect to each Target
     Employee
          Plan, Target has
          complied with (i) the applicable health care continuation
     and
          notice provisions
          of the Consolidated Omnibus Budget Reconciliation Act of
     1985
          ("COBRA") and the
          proposed regulations thereunder and (ii) the applicable requirements of the
          Family and Medical Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a
          Material Adverse Effect on Target.

                           (e)      The execution and delivery of
     this
          Agreement and the
          consummation of the transactions contemplated hereby will not
          (i) entitle any
          current or former employee or other service provider or any director of Target, or any ERISA Affiliate to severance benefits or any other payment (including unemployment compensation, golden parachute, bonus or otherwise), (ii) increase any benefits otherwise payable or (iii) accelerate the time of
          payment or
          vesting, or increase the amount of compensation due any such employee, service
          provider or director.

                           (f)      There has been no amendment to,
          written
          interpretation or announcement (whether or not written) by Target, or any ERISA
          Affiliate relating to, or change in participation or coverage under, any Target
          Employee Plan which would materially increase the expense of maintaining such
          Plan above the level of expense incurred with respect to that
          Plan for the most
          recent fiscal year included in the Annual Financial
     Statements.

                   4.17    Employee Matters. Schedule 4.17 of the
     Target
          Disclosure
          Schedule lists all employees of Target and the remuneration and benefits to
          which such employees are entitled. Schedule 4.17 also lists all employment
          contracts and collective bargaining agreements, and all pension, bonus, profit
          sharing, or other agreements or arrangements providing for employee remuneration or benefits to which Target is a party or by which
          it is bound;
          all of these contracts and arrangements are in full force and effect, and
          neither Target nor any other party is in default under them.
          There have been
          no claims of defaults and, to Target's knowledge there are no facts or
          conditions which if continued, or on notice, will result in a default under
          these contracts or arrangements. There is no pending or, to
          Target's
          knowledge, threatened labor dispute, strike, or work stoppage that would have a
          Material Adverse Effect on Target. Target is in compliance in all respects
          with all current applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and
          are not
          engaged in any unfair labor practice. There are no pending claims against
          Target under any workers compensation plan or policy or for long term
          disability. Target does not have any obligations under COBRA with respect to
          any former employees or qualifying beneficiaries thereunder.

                   4.18 Interested Party Transactions. Except as disclosed in
          Schedule 4.18 of the Target Disclosure Schedule, Target is not
          indebted to any
          shareholder, director, officer, employee or agent of Target (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target, and there have been no
          other
          transactions of the type required to be disclosed pursuant to
          Items 402 and 404
          of Regulation S-K under the Securities Act of 1933, as amended, and the
          Securities Exchange Act of 1934, as amended.

                   4.19    Insurance.  Target has policies of
     insurance
          and bonds of the
          type and in amounts customarily carried by persons conducting businesses or
          owning assets similar to those of Target. Schedule 4.19 of the
          Target
          Disclosure Schedule sets forth a true and complete listing of all such
          policies, including in each case applicable coverage limits, deductibles and
          policy expiration dates. There is no material claim pending under any of such
          policies or bond as to which Target has received a denial, or, to Target's
          knowledge, which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due
     and
          payable under all
          such policies and bonds have been paid and Target is otherwise in compliance in
          all material respects with the terms of such policies and bonds.
          Target has no
          knowledge of any threatened termination of, or material premium increase with
          respect to, any of such policies. Each policy or bond is legal, valid,
          binding, enforceable and in full force and effect and will continue to be legal, valid, binding, enforceable and in full force and effect
          following the
          consummation of the transactions contemplated hereby.

                   4.20 Compliance With Laws. Target has complied with, is not in violation of, and has not received any notices of violation with
          respect to,
          any federal, state, local or foreign statute, law or regulation with respect to
          the conduct of its business, or the ownership or operation of its business,
          except for such violations or failures to comply as could not be reasonably
          expected to have a Material Adverse Effect on Target.

                   4.21    Major Customers.  Schedule 4.21 of the
     Target
          Disclosure
          Schedule contains a list of the customers of Target for each of the two most
          recent fiscal years, which individually accounted for more than five percent of
          the total dollar amount of net sales, showing the total dollar amount of net
          sales to each such customer during each such year. Target has no knowledge or
          information of any facts indicating, nor any other reason to believe, that any
          of the customers listed in such Schedule 4.21 will not continue to be customers
          of Target after the Closing at substantially the same level of purchases.

                   4.22    Suppliers.  As of the date hereof, no
     supplier
          of Target has
          indicated to Target that it will stop, or decrease the rate of, supplying
          materials, products or service to Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by
          the parties, any
          agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

                   4.23    Inventory.  All inventories of raw
     materials,
          work-in process
          and finished goods (including all such in transit) of Target, together with
          related packaging materials (collectively, "Inventory"), reflected in the
          Interim Target Financial Statements consist of a quality and quantity usable
          and saleable in the ordinary course of
          business, have commercial values at least equal to the value shown on such
          balance sheet or are subject to purchase obligations by customers or suppliers at such value and is valued in accordance with generally accepted accounting principles at the lower of cost (on a first in first out basis)
          or market.  All
          Inventory purchased since the date of such balance sheet consists of a quality and quantity usable and saleable in the ordinary course of business. Except as set forth in Schedule 4.23 of the Target Disclosure
     Schedule,
          all Inventory is
          located on premises owned or leased by Target. All work-in process contained in Inventory constitutes items in process of production pursuant
          to contracts
          or open orders taken in the ordinary course of business, from regular customers
          of Target with no recent history of credit problems with respect to Target;
          neither Target nor any such customer is in material breach of the terms of any
          obligation to the other, and, based on Target's knowledge or what Target
          reasonably should know, valid grounds exist for any counterclaim or set-off of
          amounts billable to such customers upon the completion of orders to which
          work-in-process relates. All work-in process is of a quality ordinarily
          produced in accordance with the requirements of the orders to which such
          work-in-process is identified, and will require no rework with respect to work
          performed prior to Closing.

                   4.24    Product Warranty and Product Liability.
          Schedule 4.24 of the
          Target Disclosure Schedule contains a true and complete copy of
          Target's
          standard warranty or warranties for its manufacturing services.
          There has been
          no variation from such warranties, except as set forth in
          Schedule 4.24 of the
          Target Disclosure Schedule. Except as stated therein, there are no warranties,
          commitments or obligations with respect to Target's performance of services.
          Schedule 4.24 of the Target Disclosure Schedule contains a description of all product liability claims and similar claims, actions, litigation
          and other
          proceedings relating to services rendered, which are presently pending or, to
          Target's knowledge, threatened, or which have been asserted or commenced
          against Target within the last five years, in which a party thereto either requests injunctive relief (whether temporary or permanent)
     or
          alleges damages
          (whether or not covered by insurance). There are no defects in
          Target's
          manufacturing services that would adversely affect performance of products
          Target manufactures or create an unusual risk of injury to persons or property.
          Target's manufacturing services have been designed or performed so as to meet
          and comply with all governmental standards and specifications currently in
          effect, and have received all governmental approvals necessary to allow its
          performance.

                   4.25 Minutes Books. The minute books of Target made
          available to
          Parent contain true and complete summaries of all meetings of directors and
          shareholders or actions by written consent since the time of incorporation of
          Target, and reflect all transactions referred to in such minutes accurately in
          all material respects.

                   4.26    Brokers' and Finders' Fees.  Except for
     the
          letter agreement,
          dated August 23, 1996 between Target and Pacific Crest
          Securities, Inc., Target
          has not incurred, and will not incur, directly or indirectly, any liability for
          brokerage or finders' fees or agents' commissions or investment bankers' fees
          or any similar charges in connection with this Agreement or any transaction
          contemplated hereby.

                   4.27    Section 60.835 of OBCA Not Applicable.
     The
          Board of Directors
          of Target has taken all actions, including the approval of the
          Merger, so that
          the restrictions contained in Section 60.835 of the OBCA applicable to a
          "business combination" (as defined in Section 60.825 of the OBCA) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this
          Agreement.

                   4.28 Proxy Statement. The information supplied by
          Target for
          inclusion in the proxy statement to be sent to the shareholders of Parent in
          connection with the meeting of Parent's shareholders (the "Parent Shareholders
          Meeting") to consider the Merger (such proxy statement as amended or supplemented is referred to herein as the "Proxy
     Statement")
          shall not, on the
          date the Proxy Statement is first mailed, at the time of the
          Parent
          Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material
          fact, or omit to
          state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not
          false or
          misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Shareholders Meeting which has become
          false or
          misleading.

                   4.29    Regulation D Offering.  To Target's
     knowledge,
          the information
          provided to Parent by the holders of shares of Target
     Common
          Stock, which
          information is set forth in each such holder's Voting
     Agreement
          (as defined in
          Section 8.3(g)) delivered to Parent, is true and correct in all material
          respects.

                   4.30 Disclosure. None of the representations or
          warranties made by
          Target herein or in the Target Disclosure Schedule, or in any certificate
          furnished by Target pursuant to this Agreement, when all such documents are
          read together in their entirety, contain or will contain at the
          Effective Time
          any untrue statement of a material fact, or omit or will omit at the Effective
          Time to state any material fact necessary in order to make the statements
          contained herein or therein, in the light of the circumstances under which
          made, not misleading. Target has delivered or made available true and complete
          copies of each document that has been requested by Parent or its counsel in
          connection with their legal and accounting review of Target.


                                             ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF PARENT AND
     MERGER
          SUB

                   Except as disclosed in a document of even date herewith
          and delivered
          by Parent to Target prior to the execution and delivery of this
          Agreement and
          referring to the representations and warranties in this Agreement (the "Parent
          Disclosure Schedule"), Parent and Merger Sub represent and warrant to Target as follows:

                   5.1 Organization, Standing and Power. Each of Parent and its subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction
          of
          organization, has the corporate power to own its properties and to carry on its
          business as now being conducted and as proposed to be conducted and is duly
          qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a
          Material
          Adverse Effect on Parent. Merger Sub has not engaged in any business (other
          than certain organizational matters) since the date of its incorporation.

                   5.2 Capitalization. As of September 30, 1996, the
          authorized
          capital stock of Parent consisted of 45,000,000 shares of Parent
          Common Stock
          and 5,000,000 shares of Preferred Stock, $.01 par value, of which there were issued and outstanding 3,942,660 shares of Parent Common
     Stock
          and no shares of
          Preferred Stock. There are no other outstanding shares of capital stock or other securities of Parent other than shares of Parent
     Common
          Stock issued
          after September 30, 1996 upon the exercise of options issued under Parent's
          1993 Incentive Stock Option Plan and its Stock Option Plan for
          Non-Employee
          Directors (collectively, the "Parent Stock Option Plans") and other outstanding
          stock options granted by Parent to its employees. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are issued and outstanding and are held by Parent. All outstanding shares of
          Parent and Merger Sub have been duly authorized, validly issued, fully paid and
          are non-assessable and free and clear of any Lien, except
     Liens
          created by or
          imposed upon the holders thereof. As of September 30, 1996,
          Parent has
          reserved (a) 405,000 shares of Parent Common Stock for issuance to employees,
          directors and independent contractors pursuant to the Parent
          Stock Option
          Plans, (b) 267,800 shares of Parent Common Stock for issuance pursuant to other
          outstanding stock options granted to its employees. Other than this Agreement,
          as disclosed in the immediately preceding sentence or as to additional shares to be authorized under employee benefit plans of Parent, there
          are no other
          options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any nature to which
     Parent
          or Merger Sub
          is a party or by which either of them is bound obligating
     Parent
          or Merger Sub
          to issue, deliver, sell, repurchase or redeem, or cause to be issued,
          delivered, sold, or repurchased, any shares of the capital stock of Parent or
          Merger Sub or obligating Parent or Merger Sub to grant, extend or enter into
          any such option, warrant, call, right, commitment or agreement.
          The shares of
          Parent Common Stock to be issued pursuant to the Merger will, when issued, be
          duly authorized, validly issued, fully paid, and non-assessable.

                   5.3 Due Authorization. Parent and Merger Sub have
          the full
          corporate power and authority to enter into this Agreement and to consummate
          the transactions contemplated hereby. The execution and delivery of this

          Agreement and the consummation of the transactions contemplated hereby have
          been duly authorized by all necessary corporate action on the part of Parent
          and Merger Sub, subject only to the approval of the Merger by
          Parent's
          shareholders as contemplated by Section 7.2.  This
     Agreement has
          been duly
          executed and delivered by Parent and Merger Sub and constitutes the valid and
          binding obligations of Parent and Merger Sub. The execution and delivery of
          this Agreement do not, and the consummation of the transactions contemplated
          hereby will not, (a) conflict with or violate any provision of the Amended and
          Restated Articles of Incorporation or Amended and Restated Bylaws of Parent, as amended, or equivalent charter documents of any of its subsidiaries, as amended, (b) violate or conflict with any permit, order, license, decree, judgment, statute, law, ordinance, rule or regulation applicable
          to Parent or
          any of its subsidiaries or the properties or assets of Parent or any of its
          subsidiaries, or (c) result in any breach or violation of, or constitute a
          default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, cancellation or acceleration of, or
          result in the
          creation of any Lien on any of the properties or assets of Parent or any of its subsidiaries pursuant to any mortgage, indenture, lease, contract or other agreement or instrument, bond, note, concession or franchise
          applicable to
          Parent or any of its subsidiaries or their properties or assets, except, in the
          case of this clause (c) only, where such conflict, violation, default,
          termination, cancellation or acceleration would not have and could not
          reasonably be expected to have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration,
          declaration or
          filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution
     and
          delivery of
          this Agreement by Parent and Merger Sub or the consummation by
          Parent and
          Merger Sub of the transactions contemplated hereby, except for
          (i) the filing
          of the Articles of Merger as provided in Section 1.3, (ii) the filing with the
          Securities and Exchange Commission (the "SEC") and the
     National
          Association of
          Securities Dealers, Inc. ("NASD") of the Proxy Statement relating to the Parent
          Shareholders Meeting, (iii) the filing of a Form 8-K with the
          SEC and NASD
          within 15 days after the Closing Date, (iv) any filings as may be required
          under applicable state securities laws and the securities laws of any foreign
          country, and (v) such other consents, authorizations, filings, approvals and
          registrations which, if not obtained or made, would not have a
          Material Adverse
          Effect on Parent and would not prevent or materially alter or delay any of the
          transactions contemplated by this Agreement.

                   5.4     SEC Documents; Financial Statements.
     Parent
          has furnished
          Target with true and complete copies of its (a) Annual
     Report on
          Form 10-K for
          the fiscal year ended December 31, 1995, as filed with the SEC,
          (b) Quarterly
          Reports on Form 10-Q for the quarters ended March 31, 1996,
     June
          30, 1996, and
          September 30, 1996, as filed with the SEC, (c) proxy statements related to all
          meetings of its shareholders (whether annual or special) since
          December 31,
          1994, and (d) all other reports and registration statements filed by Parent with the SEC since December 31, 1994, except registration statements on Form
          S-8 relating to employee benefit plans (collectively, the "Parent SEC
          Documents"). As of their respective filing dates, the Parent
          SEC Documents
          prepared in all material respects in accordance with the requirements of the
          Exchange Act or the Securities Act, as applicable, and the rules
          and
          regulations of the SEC thereunder applicable to such Parent
     SEC
          Documents.  As
          of their respective filing dates, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state
     a
          material fact
          required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not
          misleading,
          except to the extent corrected by a subsequently filed
     Parent
          SEC Document.
          The financial statements of Parent, including the notes thereto, included in
          the Parent SEC Documents (the "Parent Financial
     Statements"),
          complied as to
          form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and were prepared in accordance with generally
          accepted
          accounting principles applied on a basis consistent throughout the periods
          indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included
          in Quarterly
          Reports on Form 10-Q, as permitted by Form 10-Q of the
     SEC), and
          fairly present
          the consolidated financial condition and operating results of
          Parent and its
          subsidiaries at the dates thereof and during the periods indicated therein
          (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

                   5.5 Absence of Certain Changes. Except as disclosed in the Parent
          SEC Documents filed with the SEC prior to the date hereof, since
          September 30,
          1996 (the "Parent Balance Sheet Date"), each of Parent and its subsidiaries has
          conducted its business in the ordinary course consistent with past practice and
          there has not
          occurred: (a) any change, event or condition (whether or not covered by
          insurance) that has resulted in, or might reasonably be expected to result in,
          a Material Adverse Effect on Parent or (b) any declaration, setting aside, or payment of a dividend or other distribution with respect to the
          shares of
          Parent, or any direct or indirect redemption, retirement, purchase or other acquisition by Parent of any of its capital stock. Except as
          disclosed in such
          Parent SEC Documents, Parent is not aware of any facts which are reasonably
          likely to have a Material Adverse Effect on Parent.

                   5.6 Compliance with Laws. Each of Parent and its
          subsidiaries has
          complied with, is not in violation of, and have not received any notices of
          violation with respect to, any federal, state, local or foreign statute, law or
          regulation with respect to the conduct of its business, or the ownership or
          operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Parent.

                   5.7 Board Approval. The Boards of Directors of
          Parent and Merger
          Sub have (a) approved this Agreement and the Merger, (b) determined that the
          Merger is in the best interests of their respective shareholders and is on
          terms that are fair to such shareholders and (c) recommended that the
          shareholders of Parent and Merger Sub approve this Agreement and the Merger.

                   5.8     Brokers' and Finders' Fees.  Parent has
     not
          incurred, and will
          not incur, directly or indirectly, any liability for brokerage or finders' fees
          or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated
          hereby.


                                             ARTICLE VI

                                  CONDUCT PRIOR TO EFFECTIVE TIME

                   6.1 Conduct of Business of Target. Prior to the
          Effective Time,
          except as expressly contemplated by this Agreement or as agreed in writing by
          Parent:

                           (a)      Affirmative Covenants.  Target
     will:

                                    (i)     carry on its business in
     the
          usual, regular
          and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact its present business
          organizations,
          keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the
          end that its
          goodwill and ongoing businesses shall be unimpaired at the Effective Time;

                                    (ii)     maintain insurance
     coverages
          and its books,
          accounts and records in the usual manner consistent with past practice;

                                    (iii)   comply in all material
          respects with all laws
          and regulations of any Governmental Entity applicable to it;

                                    (iv)    maintain and keep its
     plants,
          property and
          equipment in good repair, working order and condition, ordinary wear and tear
          excepted;

                                    (v)     perform in all material
          respects its
          obligations under all contracts and commitments to which it is a party or by
          which it is bound;

                                    (vi)    notify Parent of any
     event or
          occurrence not
          in the ordinary course of its business, and of any event which could have a
          Material Adverse Effect on Target; or

                                    (vii)   pay, consistent with past
          practice, all
          accounts payable that arise in the ordinary course of its business except to the extent that the amount owing is being duly contested by Target and such contest does not have a Material Adverse Effect on Target
     and
          adequate reserves
          therefor are reflected on the Annual Financial Statements or the
          Interim Target
          Financial Statements.

                           (b)      Negative Covenants.  Target will
     not
          do any of the
          things enumerated in Section 4.6. In addition, but without limiting the generality of the foregoing, Target will not:

                                    (i)     cause or permit any
     amendments
          to its
          Articles of Incorporation or Bylaws or equivalent charter documents;

                                    (ii)    accelerate, amend or
     change
          the period of
          exercisability or vesting of options or other rights granted under its employee
          stock plans or director stock plans or authorize cash payments in exchange for
          any options or other rights granted under any of such plans;

                                    (iii)   transfer to any person or
          entity any rights
          to its Intellectual Property;

                                    (iv)    enter into or amend any
          agreements pursuant
          to which any other party is granted exclusive marketing or other exclusive
          rights of any type or scope with respect to any of its products or technology;

                                    (v)     enter into any operating
     lease
          providing for
          payments in excess of an aggregate of $50,000;

                                    (vi)    adopt or amend any
     employee
          benefit or stock
          purchase or option plan, or hire any new director level or officer level employee (other than in the ordinary course of business), pay
          any special bonus
          or special remuneration to any employee or director, or increase the salaries
          or wage rates of its employees, except for (A) the Team
     Bonuses
          and (B) normal
          salary or wage increases relating to periodic performance reviews and annual bonuses consistent with past practices of Target where such increases or bonuses are not given to Target's shareholders or their relations or members of the leadership team of Target or CEWI;

                                    (vii)   commence a lawsuit other
     than
          (A) for the
          routine collection of bills, (B) in such cases where it in good faith
          determines that failure to commence suit would result in the material
          impairment of a valuable aspect of its business, provided that it consults with
          Parent prior to the filing of such a suit, or (C) for a breach of this
          Agreement;

                                    (viii)  acquire or agree to
     acquire by
          merging or
          consolidating with, or by purchasing a substantial portion of the assets of, or
          by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise
          acquire or
          agree to acquire any assets, other than in the ordinary course of business
          consistent with past practice;

                                    (ix)    other than in the
     ordinary
          course of
          business, make or change any material election in respect of
          Taxes, adopt or
          change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent
          to any extension
          or waiver of the limitation period applicable to any claim or assessment in
          respect of Taxes;

                                    (x)     revalue any of its
     assets,
          including without
          limitation writing down the value of inventory or writing off notes or accounts
          receivable other than in the ordinary course of business;

                                    (xi)    take, or agree in writing
     or
          otherwise to
          take, any other action that would make any of its representations or warranties contained in this Agreement untrue; or

                                    (xii)   agree, whether in writing
     or
          otherwise, to do
          any of the foregoing.

                   6.2 No Solicitation; Acquisition Proposals. Subject to the fiduciary duties of Target's Board of Directors under applicable
          law, as
          advised by counsel, Target shall not, directly or indirectly, through any
          officer, director, employee, representative, agent, financial advisor or
          otherwise, solicit, initiate or encourage inquiries or submission of proposals or offers from any person relating to any sale of all or any
          portion of the
          assets, business, properties of (other than immaterial or insubstantial assets or inventory in the ordinary course of business), or any equity
          interest in,
          Target or any business combination with Target whether by merger, purchase of assets, tender offer or otherwise or participate in any negotiation regarding, or furnishing to any other person any information with respect
          to, or otherwise
          cooperate in any way with, or assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing, and
          Target will notify Parent immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with
     Target,
          in each case
          in connection with any of the foregoing. Target shall use its best efforts to
          cause all confidential materials previously furnished to any third parties in
          connection with any of the foregoing to be promptly returned to
          Target and
          shall cease any negotiations conducted in connection therewith or otherwise
          conducted with any such parties.

                   6.3 Notice of Breach. Each party hereto shall promptly give written notice to the others upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event that
          could cause or
          constitute a breach of any of its representations, warranties or covenants
          hereunder.


                                            ARTICLE VII

                                        ADDITIONAL COVENANTS

                   7.1     Proxy Statement.  As promptly as
     practicable
          after the
          execution of this Agreement, Parent shall prepare and file with the SEC
          preliminary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of
     Parent.

                   7.2     Meetings of Shareholders.

                           (a)      Parent Shareholders Meeting.  As
          promptly as
          practicable after the date hereof, Parent shall take all action necessary in
          accordance with applicable law and its Articles of Incorporation and Bylaws to
          convene the Parent Shareholders Meeting.  Subject to
     Section
          7.1, Parent shall
          use its reasonable efforts to solicit from shareholders proxies in favor of the
          Merger and shall take all other action necessary or advisable to secure the
          vote or consent of shareholders required to effect the Merger.
          The Board of
          Directors of Parent shall recommend a vote in favor of the Merger.

                           (b)      Target Shareholders Meeting.
     Target
          shall take all
          action necessary in accordance with applicable law and its Articles of
          Incorporation and Bylaws within 30 days after the date hereof either (i) to
          obtain the written consent of the shareholders of Target to this
          Agreement and
          the transactions contemplated hereby or (ii) to convene a special meeting of its shareholders and solicit from shareholders proxies in favor
          of the Merger.
          In any event, Target shall take all action necessary or advisable to secure the vote or consent of shareholders required to effect the
     Merger,
          and subject to
          the fiduciary duties of Target's Board of Directors under applicable law, as advised by counsel, the Board of Directors of Target shall recommend a consent or vote in favor of the Merger.

                   7.3     Access to Information.  Target shall
     afford
          Parent and its
          accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties hereto
          agree) during the
          period prior to the Effective Time to (a) all of Target's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of Target as Parent may
          reasonably
          request. Target agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall cooperate with Target with its due diligence review of Parent to the extent necessary
          to confirm the
          accuracy of Parent's and Merger Sub's representations and warranties. Subject to compliance with applicable law, from the date hereof until
          the Effective
          Time, each of Parent and Target shall confer on a regular and frequent basis
          with one or more representatives of the other party to report operational
          matters of materiality and the general status of ongoing operations. No information or knowledge obtained in any investigation pursuant
          to this
          Section 7.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the
          parties hereto to
          consummate the Merger.

                   7.4 Confidentiality. The parties hereto will treat
          as
          confidential and hold in confidence all information concerning the businesses
          and affairs of Target and the business and affairs of Parent and
          Merger Sub
          that is not already generally available to the public and is not otherwise
          known to the party to whom it was disclosed on a non-confidential basis
          ("Proprietary Information") and refrain from using any Proprietary Information except in furtherance of this Agreement or as required by law.
          For avoidance
          of doubt, the letter agreement between Parent and Pacific
     Crest
          Securities
          Inc., dated October 2, 1996, relating to the disclosure of Target's confidential information and Section 11 of letter agreement,
          dated December 18,
          1996, among Target, CEWI and Parent shall cease to have any further force or effect.

                   7.5     Publicity.  Target shall not, and shall
     use its
          reasonable
          efforts to cause its shareholders not to, issue, or cause or permit to be
          issued, any press release or otherwise make any public statement regarding the
          terms of this Agreement or the transactions contemplated hereby without
          Parent's prior written consent. Parent and Merger Sub shall consult with
          Target before issuing any press release or otherwise making any public
          statement regarding the terms of this Agreement or the transactions contemplated hereby, except as required by law or its other legal obligations.

                   7.6 Filings; Cooperation. Parent and Target shall
          make, and cause
          their affiliates to make, all necessary filings with respect to the Merger and
          the other transactions contemplated hereby including those required under the
          Securities Act and the Exchange Act and the rules and regulations thereunder, and under applicable Blue Sky or similar securities laws,
     and
          shall use all
          reasonable efforts to obtain required approvals and clearances with respect
          thereto to (a) comply as promptly as practicable with all governmental requirements applicable to the transaction and (b) obtain promptly all necessary permits, orders and other consents of
     Governmental
          Entities and
          consents of third parties necessary for the consummation of the
          Merger.

                   7.7     Employment Matters.  At the Effective
     Time,
          Parent will enter
          into consulting agreements with each of Messrs. Charles E. Hewitson, Greg
          Hewitson and Matthew J. Hewitson (the "Hewitson Consulting Agreements"), which
          Hewitson Consulting Agreements shall be substantially in the form attached
          hereto as Exhibit 7.7A, and Parent will offer to enter into an employment
          agreement with each member of the Target leadership team identified and at the same salary level as currently compensated as disclosed to Parent, which employment agreement shall be substantially in the form attached
          hereto as
          Exhibit 7.7B.  Target shall cause the employment
     arrangements of
          each person
          that is related to a Target shareholder to be terminated
     (other
          than the
          employment of Chris Hewitson, which is to continue), such terminations to be effective at the Effective Time and without liability to
     Target
          in any respect.

                   7.8 Director Nominees. At the Effective Time, Parent shall take such action as is necessary in order to enable three individuals
          designated by
          Target to be elected to Parent's Board of Directors (the "Designees"). Target has selected as the Designees Messrs. Charles E. Hewitson,
     Greg
          Hewitson and
          Matthew J. Hewitson.

                   7.9     Further Assurances.

                           (a)      Subject to the terms and
     conditions
          herein provided,
          each of the parties hereto agrees to use all reasonable efforts to take, or
          cause to be taken, all actions and to do, or cause to be done, all things
          necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by
          this Agreement,
          including using all reasonable efforts to obtain all necessary waivers,
          consents and approvals, to effect all necessary registrations and filings
          (including, but not limited to, filings with all applicable
          Governmental
          Entities) and to lift any injunction or other legal bar to the
          Merger (and, in
          such case, to proceed with the Merger as expeditiously as possible).

                           (b)      In case at any time after the
          Effective Time any
          further action is necessary or desirable to carry out the purposes of this
          Agreement, the proper officers and/or directors of Parent and the Surviving
          Corporation shall take all such necessary action.

                           (c)      Target and its shareholders shall
          confirm and
          represent to Parent, by signed certificates, such factual matters as Parent may reasonably request in order for Parent to confirm that the Merger will qualify as a nontaxable reorganization under Sections 368(a)(1)(A)
     and
          368(a)(2)(D) of
          the Code.

                   7.10    Certain Tax Matters.  Parent shall
     continue at
          least one
          significant historical business line of Target, or shall use at least a
          significant portion of Target's historical business assets in a business, in
          each case within the meaning of Treasury Regulation Section
          1.368-1(d).


                                            ARTICLE VIII

                                        CONDITIONS PRECEDENT

                   8.1 Conditions to Obligations of Each Party to Effect the Merger.
          The respective obligations of each party hereto to consummate and effect this
          Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the
          following
          conditions, any of which may be waived, in writing, by agreement of the parties
          hereto:

                           (a)      This Agreement and the Merger
     shall
          have been
          approved and adopted by the requisite vote of the holders of
          Parent Common
          Stock and by the requisite vote of the holders of Target
     Common
          Stock.

                           (b)      No temporary restraining order,
          preliminary or
          permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor any proceeding brought by an
          administrative
          agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing, shall be pending; nor shall there be any action taken, or any statute, rule, regulation
     or
          order enacted,
          entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                           (c)      Parent, Target and Merger Sub and
          their respective
          subsidiaries, if any, shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the federal securities and state Blue Sky laws.

                           (d)      Simultaneous with the occurrence
     of
          the Closing
          hereunder, the Closing shall have occurred under the Share Purchase Agreement, dated as of January 15, 1997, among Parent and the shareholders
          of CEWI (the
          "Purchase Agreement").

                   8.2     Additional Conditions to Obligations of
     Target
          to Effect the
          Merger. The obligations of Target to consummate and effect this
          Agreement and
          the transactions contemplated hereby shall be subject to the satisfaction at or
          prior to the Effective Time of each of the following conditions, any of which
          may be waived, in writing, by Target:

                           (a)      Parent and Merger Sub shall have
          performed and
          complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them on or prior to the Effective Time and the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in
          all material
          respects (or in all respects in the case of any representation or warranty that
          is qualified by its terms by a reference to Material
     Adverse
          Effect or
          otherwise the concept of materiality) when made and on and as of the Effective
          Time as though such representations and warranties were made on and as of such
          date.

                           (b)      Target shall have received a
          certificate executed on
          behalf of Parent by its Chief Financial Officer certifying that the conditions
          specified in Section 8.2(a) have been fulfilled.

                           (c)      Target shall have received a
     legal
          opinion of Holme
          Roberts & Owen LLP, counsel to Parent, substantially in the form attached
          hereto as Exhibit 8.2(c).

                           (d)      The guaranties given by Messrs.
          Charles E. Hewitson,
          Greg Hewitson and Matthew J. Hewitson as contemplated by that certain Loan
          Agreement between First Interstate Bank of Oregon, N.A. and Target, dated May
          30, 1996 shall have been terminated or Messrs. Charles E.
          Hewitson, Greg
          Hewitson and Matthew J. Hewitson shall have been released from all liability
          thereunder as a result of repayment of the related credit facilities or otherwise.

                           (e)      Parent shall have executed and
          delivered to the
          holders of Target Common Stock an agreement with respect to demand and piggyback registration rights of such holders (the
     "Registration
          Rights
          Agreement"), which Registration Rights Agreement shall be substantially in the form of Exhibit 8.2(e) attached hereto.

                           (f)      Parent shall have granted to the
          members of Target's
          management identified on Schedule 8.2(f) the employee stock options specified in such schedule.

                   8.3 Additional Conditions to the Obligations of
          Parent and Merger
          Sub to Effect the Merger. The obligations of Parent and Merger
          Sub to
          consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

                           (a)      Target shall have performed and
          complied in all
          material respects with all covenants, obligations and conditions of this
          Agreement required to be performed and complied with by it on or prior to the
          Effective Time and the representations and warranties of Target in this
          Agreement shall be true and correct in all material respects (or in all
          respects in the case of any representation or warranty that is qualified by its
          terms by a reference to Material Adverse Effect or otherwise by the concept of
          materiality) when made and on and as of the Effective Time as though such
          representations and warranties were made on and as of such time.

                           (b)      Parent shall have received a
          certificate, dated as of
          the Effective Time, executed on behalf of Target by its President and its Chief
          Financial Officer certifying that the conditions specified in
          Section 8.3(a)
          have been fulfilled.

                           (c)      Parent shall have received a
     legal
          opinion from
          Hershner, Hunter, Andrews, Neill & Smith, LLP, legal counsel to
          Target,
          substantially in form attached hereto as Exhibit 8.3(c).

                           (d)      Parent shall have been furnished
     with
          evidence
          satisfactory to it of the consent or approval of those persons whose consent or
          approval shall be required in connection with the Merger under any material
          contract of Target otherwise.

                           (e)      There shall not have occurred any
          Material Adverse
          Effect on Target.

                           (f)      Parent shall have received
     letters of
          resignation,
          effective as of the Effective Time, executed and tendered by each of the then
          incumbent directors of Target.

                           (g)      The Voting Agreement, dated the
     date
          hereof (the
          "Voting Agreement"), among Messrs. Charles E.  Hewitson,
     Greg
          Hewitson and
          Matthew J. Hewitson and Target shall be in full force and effect as of the
          Effective Time and Messrs. Charles E. Hewitson, Greg
     Hewitson
          and Matthew J.
          Hewitson shall have performed and complied in all material respects with all covenants, obligations and conditions of the Voting
     Agreement
          required to be
          performed or complied with by them. Messrs. Charles E. Hewitson, Greg Hewitson and Matthew J. Hewitson shall have executed and delivered to
          Parent (i) a
          certificate confirming the continued accuracy of the representations and warranties given by them under the Voting Agreement; (ii)
     an
          agreement with
          respect to indemnification of Parent and Merger Sub with respect to breaches of
          terms and conditions of this Agreement (the
     "Indemnification
          Agreement"), which
          Indemnification Agreement shall be substantially in the form of
          Exhibit 8.3(g)
          attached hereto; (iii) the Registration Rights Agreement;
     and
          (iv) the Hewitson
          Consulting Agreements.

                           (h)      Parent shall have received from
     each
          of the holders
          of Target Common Stock who are receiving Parent Common
     Stock in
          the Merger a
          letter substantially in the form of Exhibit 8.3(h) attached hereto, and Parent shall have confirmed, to its reasonable satisfaction, that the
          Merger will
          qualify as a nontaxable reorganization under Sections
          368(a)(1)(A) and
          368(a)(2)(D) of the Code.

                           (i)      All shareholders of Target
     expressly
          shall have
          consented to the specific arrangement specified in Section 3.1(b) for the conversion of their shares of Target Common Stock into
     Merger
          Consideration.


                                             ARTICLE IX

                                      RESTRICTIONS ON TRANSFER

                   9.1     Legends.  Each certificate representing
     shares
          of Parent
          Common Stock issued in connection with the Merger (the
          "Restricted Securities")
          shall bear a legend to the following effect:

                   "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
     THE
          SECURITIES ACT OF
                   1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY
     STATE
          SECURITIES LAWS.
                   THESE SECURITIES CANNOT BE SOLD, TRANSFERRED,
     ASSIGNED,
          PLEDGED,
                   HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN
          COMPLIANCE WITH
                   RESTRICTIONS ON THE TRANSFERABILITY CONTAINED IN
     AN
          AGREEMENT RELATING
                   TO THE SECURITIES AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND
                   NO TRANSFER WILL BE RECOGNIZED UNLESS MADE IN COMPLIANCE WITH SUCH
                   LAWS."

          Any holder of Restricted Securities (a "Holder") who disposes of
          Restricted
          Securities in accordance with Section 9.2 shall be entitled to have Parent
          cause new unlegended certificates to be issued promptly to the
          Holder in
          exchange for outstanding legended certificates representing the disposed shares
          if (a) the opinion to counsel referred to in Section 9.2 is to the further
          effect that such legend is not required in order to establish compliance with
          any provisions of the Securities Act; (b) the transfer is in connection with a
          transaction intended to comply with Rule 144 and Rule 145 as promulgated by the
          SEC under the Securities Act. as such Rules may be amended from time to time,
          or any similar successor rule that may be promulgated by the
          SEC, or (c) an
          appropriate registration statement with respect to such Restricted Securities has been filed by Parent with the SEC and has been declared effective by the
          SEC.

                   9.2     Notice of Proposed Dispositions.  Each
     Holder
          of Restricted
          Securities by acceptance thereof shall agree to comply in all respects with the
          provisions of this Section 9.2. Prior to any proposed disposition of any
          Restricted Securities (unless there is in effect a registration statement under
          the Securities Act covering such
          proposed disposition and such disposition is made in accordance with such
          registration statement) the holder thereof shall give written notice to Parent
          of such Holder's intention to effect such disposition.
     Each
          such notice shall
          describe the manner and circumstances of the proposed disposition and shall be accompanied by either (a) a written opinion of legal counsel
          addressed to
          Parent and reasonably satisfactory in form and substance to Parent, to the effect that the proposed disposition of Restricted
     Securities
          may be effected
          without registration of such Restricted Securities or (b) a "no action" letter
          from the SEC to the effect that such disposition without registration of such
          Restricted Securities will not result in recommendation by the staff of the SEC
          that enforcement action be taken with respect thereto, whereupon the Holder of
          such Restricted Securities shall be entitled to transfer such
          Restricted
          Securities in accordance with the terms of the notice delivered by the Holder
          to Parent. The provisions of this Section 9.2 shall not apply to Restricted
          Securities that are then freely tradeable pursuant to Rule 144(k) under the
          Securities Act, as amended from time to time, or any similar successor rule
          that may be promulgated by the SEC.


                                             ARTICLE X

                                 TERMINATION, AMENDMENT AND WAIVER

                   10.1    Termination.  At any time prior to the
          Effective Time, whether
          before or after approval of the matters presented in connection with the Merger
          by the shareholders of Target and Parent, this Agreement may be terminated:

                           (a)      by mutual consent of Parent and
          Target;

                           (b)      by either Parent or Target, if,
          without fault of the
          terminating party, the Closing shall not have occurred on or before April 30,
          1997, or such later date as may be agreed upon in writing by the parties
          hereto;

                           (c)      by Parent, if any of the
     conditions
          specified in
          Section 8.3 have not been satisfied or waived at such time as such condition is
          no longer capable of satisfaction;

                           (d)      by Target, if any of the
     conditions
          specified in
          Section 8.2 have not been satisfied or waived at such time as such condition is
          no longer capable of satisfaction;

                           (e)      by either Parent or Target if the
          other shall have
          breached its respective representations, warranties or other obligations under
          Articles IV through VII in any material respect and such breach continues for a
          period of 10 days after receipt of notice of the breach from the non-breaching
          party hereto.

                   10.2    Effect of Termination.  In the event of
          termination of this
          Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part
          of Parent,
          Merger Sub or Target or their respective officers, directors, shareholders or
          affiliates, except to the extent that such termination results from the breach
          by a party hereto of any of its representations, warranties or covenants set
          forth in this Agreement; provided that, the provisions of this
          Section 10.2 and
          Section 7.4 (Confidentiality) and Article XI (General Provisions) shall remain in full force and effect and survive any termination of this
          Agreement.

                   10.3    Amendment.  The respective Boards of
     Directors
          of the parties
          hereto may cause this Agreement to be amended at any time by execution of an
          instrument in writing signed on behalf of each of the parties hereto; provided
          that an amendment made subsequent to adoption of the Agreement by the
          shareholders of Target or Merger Sub shall not (a) alter or change the amount or kind of consideration to be received on conversion of the
          Target Common
          Stock, (b) alter or change any term of the Articles of Incorporation of
          Surviving Corporation to be effected by the Merger, or (c) alter or change any
          of the terms and conditions of this Agreement if such alteration or change
          would adversely affect the holders of Target Common Stock or
          Parent.

                   10.4 Extension; Waiver. At any time prior to the
          Effective Time
          any party hereto may, to the extent legally allowed, (a) extend the time for
          the performance of any of the obligations or other acts of the other parties
          hereto, (b) waive any inaccuracies in the representations and warranties made
          to such party contained herein or in any document delivered pursuant hereto and
          (c) waive compliance with any of the agreements or conditions for the benefit
          of such party contained herein. Any agreement on the part of a party hereto to
          any such extension or waiver shall be valid only if set forth in an instrument
          in writing signed on behalf of such party.


                                             ARTICLE XI

                                         GENERAL PROVISIONS

                   11.1    Survival of Representations and
     Warranties.
          The
          representations and warranties of Target in Sections 4.1 -
     4.14
          and 4.16 - 4.30
          shall survive the Merger and continue in full force and effect for one year
          after the Effective Time. All the other representations and warranties of
          Target, including those in Section 4.15, shall survive the Merger and continue in full force and effect forever after the Effective Time (subject to any applicable statute of limitations). The representations
     and
          warranties of
          Parent and Merger Sub shall not survive the Merger.

                   11.2    Notices.  All notices and other
     communications
          hereunder shall
          be in writing and shall be deemed given if delivered personally or by
          commercial delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of
          receipt, to the
          parties at the following address or at such other address for a party as shall
          be specified by notice hereunder:

                           (a)      if to Parent or Merger Sub, to:

                                    Electronic Fab Technology Corp.
                                    7241 West 4th Street
                                    Greeley, Colorado 80634
                                    Attention:  Stuart W. Fuhlendorf
                                    Facsimile No.:  (303) 892-4306

                                    with a copy to:

                                    Holme Roberts & Owen LLP
                                    1700 Lincoln, Suite 4100
                                    Denver, Colorado 80203
                                    Attention:  Francis R. Wheeler
                                    Facsimile No.:  (303) 866-0200

                           (b)      if to Target, to:

                                    Current Electronics, Inc.
                                    125 Elliott Road
                                    Newberg, Oregon 97132
                                    Attention: Charles E. Hewitson
                                    Facsimile No.:  (503) 537-9926

                                    with a copy to:

                                    Hershner, Hunter, Andrews, Neill
     &
          Smith LLP
                                    180 East 11th Avenue
                                    Eugene, Oregon  97440
                                    Attention: Robert Stout, Esq.
                                    Facsimile No.:  (541) 344-2025

                   11.3 Interpretation. When a reference is made in
          this Agreement to
          Exhibits, Articles or Sections, such reference shall be to an
          Exhibit, Article
          or Section to this Agreement unless otherwise indicated.
     The
          words "include,"
          "includes" and "including" when used herein shall be deemed in each case to be
          followed by the words "without limitation." The phrase
     "made
          available" in this
          Agreement shall mean that the information referred to has been made available
          if requested by the party hereto to whom such information is to be made
          available. The table of contents and Article and Section headings contained in this Agreement are for reference purposes only and shall not
          affect in any way
          the meaning or interpretation of this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material
          event, change,
          condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities,
          business,
          operations or results of operations of such entity or group of entities.  In
          this Agreement, any reference to a "Material Adverse
     Effect"
          with respect to
          any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise),
          properties,
          assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual
          knowledge after
          due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.
          Whenever the
          context may require, any pronoun shall include the corresponding masculine,
          feminine and neuter forms.


                   11.4    Counterparts.  This Agreement may be
     executed
          in one or more
          counterparts, all of which shall be considered one and the same agreement and
          shall become effective when one or more counterparts have been signed by each
          of the parties hereto and delivered to the other parties hereto, it being
          understood that all parties hereto need not sign the same counterpart.

                   11.5    Entire Agreement; Nonassignability;
     Parties in
          Interest.  This
          Agreement and the documents and instruments and other agreements specifically
          referred to herein or delivered pursuant hereto, including the
          Exhibits, the
          Target Disclosure Schedule and the Parent Disclosure
     Schedule
          (a) constitute
          the entire agreement among the parties hereto with respect to the subject
          matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the
          subject matter
          hereof; (b) are not intended to confer upon any other person any rights or
          remedies hereunder; and (c) shall not be assigned by operation of law or
          otherwise except as otherwise specifically provided.

                   11.6    Severability.  In the event that any
     provision
          of this
          Agreement, or the application thereof, becomes or is declared by a court of
          competent jurisdiction to be illegal, void or unenforceable, the remainder of
          this Agreement will continue in full force and effect and the application of
          such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of
          this Agreement
          with a valid and enforceable provision that will achieve, to the extent
          possible, the economic, business and other purposes of such void
          or
          unenforceable provision.

                   11.7 Remedies Cumulative; No Waiver. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a
          party will be
          deemed cumulative with and not exclusive of any other remedy conferred hereby,
          or by law or equity upon such party, and the exercise by a party of any one
          remedy will not preclude the exercise of any other remedy.
     No
          failure or delay
          on the part of any party hereto in the exercise of any right hereunder shall
          impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor
          shall any
          single or partial exercise of any such right preclude other or further exercise
          thereof or of any other right.

                   11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of
     Oregon
          (without regard to
          the principles of conflicts of law thereof).

                   11.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party
          drafting such
          agreement or document.

                   11.10 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the
          transactions
          contemplated hereby (including, without limitation, the fees and expenses of
          its advisers, accountants and legal counsel) shall be paid by the party
          incurring such expense.

                   11.11   Attorneys Fees.  In the event of any
     proceeding
          to enforce
          this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the
          reasonable fees
          of attorneys, accountants and other experts, incurred by the prevailing party
          in investigating and prosecuting (or defending) such action at trial or upon
          any appeal.

                   IN WITNESS WHEREOF, Target, Parent and Merger Sub have
          caused this
          Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                         ELECTRONIC FAB TECHNOLOGY
     CORP.



                                         By: /s/ Stuart Fuhlendorf



          -------------------------------


                                         CURRENT MERGER CORP.



                                         By: /s/ Stuart Fuhlendorf



          -------------------------------



                                         CURRENT ELECTRONICS, INC.



                                         By: /s/ Charles E. Hewitson
     VP

          -------------------------------